UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	26-2833386
(State or incorporation or organization)	(IRS Employer Identification No.)

325 Carondelet Street, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:	333-151656
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered

See "Description of Capital Stock" in the Prospectus included in the registration statement on Form S-1 of Hibernia Homestead Bancorp, Inc. (File No. 333-151656) which is hereby incorporated by reference.

Item 2.	Exhibits

	2.1	Plan of Conversion*
	3.1	Articles of Incorporation of Hibernia Homestead Bancorp, Inc.*
	3.2	Bylaws of Hibernia Homestead Bancorp, Inc.*
	4.0	Form of Stock Certificate of Hibernia Homestead Bancorp, Inc.*
___________________
*
Previously filed with the Securities and Exchange Commission as exhibits to the registration statement on Form S-1 of Hibernia Homestead Bancorp, Inc., as amended (File No. 333-151656).  Such exhibits are incorporated herein by reference.

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HIBERNIA HOMESTEAD BANCORP, INC.

Date: January 13, 2009	By:	/s/A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer